Exhibit 99.1

Crane Co.	News

Contact:
Jason D. Feldman
Vice President, Investor Relations
203-363-7329
www.craneco.com

Crane Co. Reports Second Quarter 2020 Results

Highlights from Second Quarter 2020 Results:

•	GAAP earnings per diluted share (EPS) of $0.25 compared to $1.50 in the second quarter of 2019.

•	Excluding Special Items, EPS of $0.64 compared to $1.58 in the second quarter of 2019.

•	Narrowing 2020 GAAP EPS guidance range to $2.65-$3.45 from the prior range of $2.35-$3.60.

•	Excluding Special Items, narrowing 2020 EPS guidance range to $3.30-$4.10 from the prior range of $3.00-$4.25.

•	Reiterating 2020 free cash flow guidance range of $200-$250 million (cash provided by operating activities less capital spending).

STAMFORD, CONNECTICUT - July 27, 2020 - Crane Co. (NYSE: CR), a diversified manufacturer of highly engineered industrial products, reported second quarter 2020 GAAP earnings per diluted share (EPS) of $0.25, compared to $1.50 in the second quarter of 2019. Excluding Special Items, second quarter 2020 EPS was $0.64, compared to $1.58 in the second quarter of 2019. (Please see the attached Non-GAAP Financial Measures tables for a detailed reconciliation of reported results to adjusted measures.)

Second quarter 2020 sales were $678 million, a decline of 20% compared to the second quarter of 2019. The sales decline was comprised of a $203 million, or 24%, decline in core sales and $8 million, or 1%, of unfavorable foreign exchange, partially offset by a $47 million, or 6%, benefit from acquisitions. We believe that the core sales decline was attributable to COVID-19 related macroeconomic factors.

Second quarter 2020 operating profit was $31 million compared to $123 million in the second quarter of 2019. Operating profit margin was 4.5% compared to 14.6% in the second quarter of 2019. Excluding Special Items, second quarter 2020 operating profit was $61 million compared to $132 million in the second quarter of 2019. Excluding Special Items, operating profit margin was 8.9% compared to 15.6% in the second quarter of 2019. (Please see the attached Non-GAAP Financial Measures tables for a detailed reconciliation of reported results to adjusted measures.)

Max Mitchell, Crane Co. President and Chief Executive Officer stated: “While uncertainty was, and is, extremely high, we did our best to provide meaningful guidance when we released last quarter's results. Our teams executed extremely well in a challenging environment, and second quarter results modestly exceeded our expectations largely due to certain timing related items. We have narrowed our guidance range to reflect that we are now more than halfway through the year, and incorporating our best thinking on the impact of pandemic-related government mandated openings and closings, business restrictions, and demand challenges. I remain highly confident in the strength and resilience of Crane's portfolio and in our long-term outlook as end markets continue to recover."
Cash Flow, Liquidity, and Other Financial Metrics
Cash provided from operating activities in the second quarter of 2020 was $112 million compared to $153 million in the second quarter of 2019. Capital expenditures in the second quarter of 2020 were $6 million compared to $16 million in the second quarter of 2019. Second quarter 2020 free cash flow (cash provided by operating activities less capital spending) was $106 million compared to $137 million in the second quarter of 2019.

The Company's cash position was $592 million at June 30, 2020, compared to $394 million at December 31, 2019. Total debt was $1,428 million at June 30, 2020, compared to $991 million at December 31, 2019. As of June 30, 2020, liquidity of approximately $900 million was comprised of $592 million in cash and $308 million available under our revolving credit facility.
Second Quarter 2020 Segment Results
All comparisons detailed in this section refer to operating results for the second quarter 2020 versus the second quarter 2019.
Fluid Handling

	Second Quarter		Change
(dollars in millions)	2020	2019
Sales	$239	$291	$(51)	(18%)

Operating Profit	$20	$37	$(17)	(46%)
Operating Profit, before Special Items*	$27	$40	$(13)	(33%)

Profit Margin	8.4%	12.8%
Profit Margin, before Special Items*	11.2%	13.7%

*Please see the attached Non-GAAP Financial Measures tables
Sales of $239 million decreased $51 million, or 18%, driven by a $62 million, or 21%, decline in core sales and a $5 million, or 2%, impact from unfavorable foreign exchange, partially offset by a $15 million, or 5%, benefit from an acquisition. Operating profit margin declined to 8.4%, compared to 12.8% last year, primarily reflecting lower volumes, partially offset by productivity. Excluding Special Items, operating margin declined to 11.2%, compared to 13.7% last year. Fluid Handling order backlog was $299 million at June 30, 2020, compared to $267 million at December 31, 2019, and compared to $275 million at June 30, 2019.

Payment & Merchandising Technologies

	Second Quarter		Change
(dollars in millions)	2020	2019
Sales	$248	$291	$(43)	(15%)
Sales, including acquisition-related deferred revenue*	$250	$291	$(41)	(14%)

Operating Profit	$2	$47	$(45)	(96%)
Operating Profit, before Special Items*	$20	$49	$(29)	(59%)

Profit Margin	0.8%	16.0%
Profit Margin, before Special Items*	8.1%	16.9%

*Please see the attached Non-GAAP Financial Measures tables
Sales of $248 million decreased $43 million, or 15%, driven by a $72 million, or 25%, decline in core sales and a $3 million, or 1%, impact from unfavorable foreign exchange, partially offset by a $32 million, or 11%, benefit from an acquisition. Including $2.6 million of acquisition-related deferred revenue, sales in the second quarter of 2020 were $250 million. Operating profit margin declined to 0.8%, from 16.0% last year, primarily reflecting lower core volumes, and to a lesser extent unfavorable mix, partially offset by strong productivity. Excluding Special Items, operating profit margin declined to 8.1%, from 16.9% last year.

Aerospace & Electronics

	Second Quarter		Change
(dollars in millions)	2020	2019
Sales	$157	$205	$(47)	(23%)

Operating Profit	$20	$49	$(30)	(61%)
Operating Profit, before Special Items*	$24	$51	$(27)	(53%)

Profit Margin	12.4%	24.2%
Profit Margin, before Special Items*	15.4%	25.0%

*Please see the attached Non-GAAP Financial Measures tables
Sales of $157 million decreased $47 million, or 23%, driven by lower core sales. Operating profit margin declined to 12.4%, from 24.2% last year, primarily reflecting lower core volumes, partially offset by strong productivity. Excluding Special Items, operating profit margin declined to 15.4%, from 25.0% last year. Aerospace & Electronics' order backlog was $506 million at June 30, 2020, compared to a record $567 million at December 31, 2019, and compared to $503 million at June 30, 2019.
Engineered Materials

	Second Quarter		Change
(dollars in millions)	2020	2019
Sales	$34	$56	$(22)	(40%)

Operating Profit	$2	$8	$(6)	(76%)
Operating Profit, before Special Items*	$2	$8	$(5)	(68%)

Profit Margin	5.4%	13.5%
Profit Margin, before Special Items*	7.1%	13.5%

*Please see the attached Non-GAAP Financial Measures tables
Sales decreased $22 million, or 40%, driven primarily by lower sales to Recreational Vehicle customers. Operating margin declined to 5.4%, from 13.5% last year, primarily reflecting lower volumes. Excluding Special Items, operating profit margin declined to 7.1%, from 13.5% last year.

Updating Full Year Outlook
The company’s current and best estimate of full-year 2020 GAAP EPS is now $2.65-$3.45, compared to the prior range of $2.35-$3.60. Excluding Special Items, the company's current and best estimate of full-year 2020 EPS is now $3.30-$4.10, compared to the prior range of $3.00-$4.25. We now expect a full-year 2020 core sales decline of approximately 17% to 21%, and we continue to expect full-year 2020 free cash flow (cash provided by operating activities less capital spending) in a range of $200-$250 million. (Please see the attached non-GAAP Financial Measures tables.)

We note that uncertainty regarding the potential impact of the COVID-19 pandemic on demand and operations continues to pose unique and substantial challenges for normal forecasting methodologies, making it difficult to accurately project future financial results.

Additional Information
Additional information with respect to the Company’s asbestos liability and related accounting provisions and cash requirements is set forth in the Current Report on Form 8-K filed with a copy of this press release.

Conference Call
Crane Co. has scheduled a conference call to discuss the second quarter financial results on Tuesday, July 28, 2020 at 10:00 A.M. (Eastern). All interested parties may listen to a live webcast of the call at http://www.craneco.com. An archived webcast will also be available to replay this conference call directly from the Company’s website under Investors, Events & Presentations. Slides that accompany the conference call will be available on the Company’s website.

Crane Co. is a diversified manufacturer of highly engineered industrial products. Founded in 1855, Crane Co. provides products and solutions to customers in the chemicals, oil & gas, power, automated payment solutions, banknote design and production and aerospace & defense markets, along with a wide range of general industrial and consumer related end markets. The Company has four business segments: Fluid Handling, Payment & Merchandising Technologies, Aerospace & Electronics and Engineered Materials. Crane Co. has approximately 11,000 employees in the Americas, Europe, the Middle East, Asia and Australia. Crane Co. is traded on the New York Stock Exchange (NYSE:CR). For more information, visit www.craneco.com.

This press release may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are based on the management’s current beliefs, expectations, plans, assumptions and objectives regarding Crane Co.’s future financial performance and are subject to significant risks and uncertainties. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. There are a number of factors that could cause actual results or outcomes to differ materially from those addressed in these forward-looking statements. Such factors include, among others: uncertainties regarding the extent and duration of the impact of COVID-19 on many aspects of our business; changes in economic, financial and end-market conditions in the markets in which we operate; fluctuations in raw material prices; the financial condition of our customers and suppliers; economic, social and political instability, currency fluctuation and other risks of doing business outside of the United States; competitive pressures, including the need for technology improvement, successful new product development and introduction and any inability to pass increased costs of raw materials to customers; our ability to value and successfully integrate acquisitions, to realize synergies and opportunities for growth and innovation, and to attract and retain highly qualified personnel and key management; a reduction in congressional appropriations that affect defense spending and our ability to predict the timing and award of substantial contracts in our banknote business; adverse effects on our business and results of operations, as a whole, as a result of increases in asbestos claims or the cost of defending and settling such claims; adverse effects as a result of environmental remediation activities, costs, liabilities and related claims; investment performance of our pension plan assets and fluctuations in interest rates, which may affect the amount and timing of future pension plan contributions; and other risks noted in reports that we file with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and subsequent reports filed with the Securities and Exchange Commission. Such reports are available on the Securities Exchange Commission’s website (www.sec.gov). Crane Co. does not undertake to update any forward-looking statements.

(Financial Tables Follow)

CRANE CO.
Income Statement Data
(in millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net sales:
Fluid Handling	$239.3	$290.6	$495.9	$564.3
Payment & Merchandising Technologies	247.6	291.0	544.9	594.8
Aerospace & Electronics	157.4	204.5	350.3	399.1
Engineered Materials	33.6	55.5	84.6	115.1
Total net sales	$677.9	$841.6	$1,475.7	$1,673.3

Operating profit (loss):
Fluid Handling	$20.2	$37.3	$48.2	$71.4
Payment & Merchandising Technologies	2.0	46.5	28.4	89.7
Aerospace & Electronics	19.5	49.4	63.3	94.2
Engineered Materials	1.8	7.5	8.7	16.9
Corporate	(13.0)	(17.9)	(29.5)	(35.7)
Total operating profit	30.5	122.8	119.1	236.5

Interest income	0.3	0.7	0.7	1.3
Interest expense	(14.4)	(11.4)	(26.9)	(23.3)
Miscellaneous, net	2.5	6.4	6.3	8.4
Income before income taxes	18.9	118.5	99.2	222.9
Provision for income taxes	4.1	27.5	21.6	49.4
Net income before allocation to noncontrolling interests	14.8	91.0	77.6	173.5

Less: Noncontrolling interest in subsidiaries' earnings	—	—	—	0.1

Net income attributable to common shareholders	$14.8	$91.0	$77.6	$173.4

Share data:
Earnings per diluted share	$0.25	$1.50	$1.31	$2.85

Average diluted shares outstanding	58.5	60.8	59.1	60.8
Average basic shares outstanding	58.0	59.9	58.5	59.8

Supplemental data:
Cost of sales	$452.1	$535.0	$965.3	$1,063.0
Selling, general & administrative	195.3	183.8	391.3	373.8
Acquisition-related and integration charges [1]	2.3	2.4	7.5	3.5
Repositioning related charges, net [1,2]	25.1	6.4	25.2	11.7
Depreciation and amortization [1]	33.0	28.6	62.9	56.3
Stock-based compensation expense [1]	4.7	5.7	10.5	11.2

1 Amounts included within cost of sales and selling, general & administrative costs.
2 Repositioning related charges in 2020 primarily consist of COVID-19 related severance and, to a lesser extent, acquisition-related repositioning and facility consolidation.

Totals may not sum due to rounding

CRANE CO.
Condensed Balance Sheets
(in millions)

	June 30, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$592.1	$393.9
Accounts receivable, net	444.8	555.1
Current insurance receivable - asbestos	14.1	14.1
Inventories, net	475.1	457.3
Other current assets	103.2	79.5
Total current assets	1,629.3	1,499.9

Property, plant and equipment, net	597.9	616.3
Long-term insurance receivable - asbestos	77.4	83.6
Other assets	747.9	751.5
Goodwill	1,577.8	1,472.4

Total assets	$4,630.3	$4,423.7

Liabilities and equity
Current liabilities
Short-term borrowings	$585.3	$149.4
Accounts payable	226.4	311.1
Current asbestos liability	65.0	65.0
Accrued liabilities	339.6	378.2
Income taxes	10.9	13.0
Total current liabilities	1,227.2	916.7

Long-term debt	842.5	842.0
Long-term deferred tax liability	51.1	55.8
Long-term asbestos liability	621.2	646.6
Other liabilities	464.7	486.3

Total equity	1,423.6	1,476.3

Total liabilities and equity	$4,630.3	$4,423.7

Totals may not sum due to rounding

CRANE CO.
Condensed Statements of Cash Flows
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Operating activities:
Net income attributable to common shareholders	$14.8	$91.0	$77.6	$173.4
Noncontrolling interest in subsidiaries' earnings	—	—	—	0.1
Net income before allocations to noncontrolling interests	14.8	91.0	77.6	173.5
Loss on deconsolidation of joint venture	—	—	—	1.2
Unrealized gain on marketable securities	—	(3.1)	—	(3.1)
Depreciation and amortization	33.0	28.6	62.9	56.3
Stock-based compensation expense	4.7	5.7	10.5	11.2
Defined benefit plans and postretirement credit	(0.9)	(2.0)	(2.7)	(4.0)
Deferred income taxes	1.4	5.4	7.5	10.8
Cash provided by (used for) operating working capital	69.6	32.0	(54.1)	(171.4)
Defined benefit plans and postretirement contributions	(0.8)	(0.8)	(2.3)	(5.1)
Environmental payments, net of reimbursements	(1.0)	(2.4)	(3.7)	(4.0)
Other	(1.2)	6.7	0.1	5.0
Subtotal	119.6	161.1	95.8	70.4
Asbestos related payments, net of insurance recoveries	(7.5)	(8.2)	(19.2)	(17.9)
Total provided by operating activities	112.1	152.9	76.6	52.5

Investing activities:
Payments for acquisitions, net of cash acquired	(0.3)	—	(172.3)	—
Proceeds from disposition of capital assets	0.3	0.9	2.7	0.9
Capital expenditures	(5.7)	(16.3)	(13.5)	(36.1)
Impact of deconsolidation of joint venture	—	—	—	(0.2)
Purchase of marketable securities	—	(8.8)	—	(8.8)
Total used for investing activities	(5.7)	(24.2)	(183.1)	(44.2)

Financing activities:
Dividends paid	(24.9)	(23.3)	(50.4)	(46.7)
Reacquisition of shares on open market	—	—	(70.0)	—
Stock options exercised, net of shares reacquired	0.5	1.6	0.6	1.2
Debt issuance costs	(1.2)	—	(1.2)	—
Repayment of long-term debt	—	(1.4)	—	(2.8)
Proceeds from issuance of long-term debt	—	—	—	3.0
Proceeds from issuance of commercial paper with maturities greater than 90 days	81.3	—	251.3	—
Repayments of commercial paper with maturities greater than 90 days	(96.5)	—	(96.5)	—
Net repayments from issuance of commercial paper with maturities of 90 days or less	(77.3)	(55.5)	(62.8)	—
Proceeds from revolving credit facility	32.0	—	77.2	—
Repayments from revolving credit facility	(77.2)	—	(77.2)	—
Proceeds from term loan	343.9	—	343.9	—
Total provided by (used for) financing activities	180.6	(78.6)	314.9	(45.3)

Effect of exchange rate on cash and cash equivalents	2.3	0.1	(10.2)	0.6
Decrease in cash and cash equivalents	289.3	50.2	198.2	(36.4)
Cash and cash equivalents at beginning of period	302.8	256.8	393.9	343.4
Cash and cash equivalents at end of period	$592.1	$307.0	$592.1	$307.0
Totals may not sum due to rounding

CRANE CO.
Order Backlog
(in millions)

	June 30, 2020		March 31, 2020		December 31, 2019		September 30, 2019	June 30, 2019
Fluid Handling	$298.6	[1]	$293.4	[1]	$267.0		$272.1	$274.9
Payment & Merchandising Technologies	285.5	[2]	326.3	[2]	311.4	[2]	291.8	286.8
Aerospace & Electronics	505.7		547.5		567.4		564.3	502.8
Engineered Materials	10.1		10.8		9.4		10.1	11.5
Total backlog	$1,099.9		$1,178.0		$1,155.2		$1,138.3	$1,076.0

1 Includes $11 million and $12 million as of June 30, 2020 and March 31, 2020, respectively, of backlog pertaining to the I&S business acquired in January 2020

2 Includes $46 million, $43 million and $44 million as of June 30, 2020, March 31, 2020 and December 31, 2019, respectively, of backlog pertaining to the Cummins Allison business acquired in December 2019.

Totals may not sum due to rounding

CRANE CO.
Non-GAAP Financial Measures
(in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,		Percent Change
	2020	2019	2020	2019	Three Months	Six Months
INCOME ITEMS

Net sales - GAAP	$677.9	$841.6	$1,475.7	$1,673.3	(19.5)%	(11.8)%
Acquisition-related deferred revenue [1]	2.6	—	5.1	—
Net sales before special items	$680.5	$841.6	$1,480.8	$1,673.3	(19.1)%	(11.5)%

Operating profit - GAAP	30.5	122.8	119.1	236.5	(75.2)%	(49.6)%
Percentage of sales	4.5%	14.6%	8.1%	14.1%

Special items impacting operating profit:
Acquisition-related deferred revenue [1]	2.6	—	5.1	—
Acquisition-related and integration charges	2.3	2.4	7.5	3.5
Repositioning related charges, net [2]	25.1	6.4	25.2	11.7
Operating profit before special items	$60.5	$131.6	$156.9	$251.7	(54.0)%	(37.7)%
Percentage of sales	8.9%	15.6%	10.6%	15.0%

Net income attributable to common shareholders - GAAP	$14.8	$91.0	$77.6	$173.4	(83.7)%	(55.2)%
Per diluted share	$0.25	$1.50	$1.31	$2.85	(83.1)%	(54.0)%

Special items impacting net income attributable to common shareholders:
Acquisition-related deferred revenue - net of tax [1]	1.9	—	3.7	—
Per diluted share	$0.03		$0.06
Acquisition-related and integration charges - net of tax	1.8	1.6	5.7	2.5
Per diluted share	$0.03	$0.03	$0.10	$0.04
Repositioning related charges, net - net of tax [2]	18.8	6.1	19.0	10.3
Per diluted share	$0.32	$0.10	$0.32	$0.17
Unrealized gain on marketable securities - net of tax	—	(2.5)	—	(2.5)
Per diluted share		$(0.04)		$(0.04)
Deconsolidation of joint venture - net of tax	—	—	—	0.8
Per diluted share				$0.01
Net income attributable to common shareholders before special items	37.3	96.2	106.0	184.5	(61.2)%	(42.5)%
Per diluted share	$0.64	$1.58	$1.79	$3.04	(59.7)%	(41.0)%

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Special items impacting provision for income taxes:
Provision for income taxes - GAAP	$4.1	$27.5	$21.6	$49.4
Tax effect of acquisition-related deferred revenue [1]	0.7	—	1.3	—
Tax effect of acquisition-related and integration charges	0.5	0.8	1.8	1.0
Tax effect of repositioning related charges [2]	6.3	0.3	6.2	1.4
Tax effect of unrealized loss on marketable securities	—	(0.7)	—	(0.7)
Tax effect of deconsolidation of joint venture	—	—	—	0.4
Provision for income taxes before special items	$11.6	$27.9	$30.9	$51.5

1 Acquisition-related revenue that would otherwise be recognized but for the purchase accounting treatment of acquisitions.
2 Repositioning related charges in 2020 primarily consist of COVID-19 related severance and, to a lesser extent, acquisition-related repositioning and facility consolidation.
Totals may not sum due to rounding

CRANE CO.
Non-GAAP Financial Measures
(in millions)

For the three months ended June 30, 2020	Fluid Handling	Payment & Merchandising Technologies	Aerospace & Electronics	Engineered Materials	Corporate	Total Company
Net sales - GAAP	$239.3	$247.6	$157.4	$33.6	$—	$677.9
Acquisition-related deferred revenue[1]	—	2.6	—	—	—	2.6
Net sales before special items	$239.3	$250.2	$157.4	$33.6	$—	$680.5

Operating profit (loss) - GAAP	20.2	2.0	19.5	1.8	(13.0)	30.5
Acquisition-related deferred revenue[1]	—	2.6	—	—	—	2.6
Acquisition-related and integration charges	1.3	1.0	—	—	—	2.3
Repositioning related charges, net [2]	5.2	14.6	4.7	0.6	—	25.1
Operating profit (loss) before special items	$26.7	$20.2	$24.2	$2.4	$(13.0)	$60.5
Percentage of sales	11.2%	8.1%	15.4%	7.1%		8.9%

For the three months ended June 30, 2019	Fluid Handling	Payment & Merchandising Technologies	Aerospace & Electronics	Engineered Materials	Corporate	Total Company
Net sales	$290.6	$291.0	$204.5	$55.5	$—	$841.6

Operating profit (loss) - GAAP	37.3	46.5	49.4	7.5	(17.9)	122.8
Acquisition-related and integration charges	—	0.4	—	—	2.0	2.4
Repositioning related charges, net	2.5	2.2	1.7	—	—	6.4
Operating profit (loss) before special items	$39.8	$49.1	$51.1	$7.5	$(15.9)	$131.6
Percentage of sales	13.7%	16.9%	25.0%	13.5%		15.6%

For the six months ended June 30, 2020	Fluid Handling	Payment & Merchandising Technologies	Aerospace & Electronics	Engineered Materials	Corporate	Total Company
Net sales - GAAP	$495.9	$544.9	$350.3	$84.6	$—	$1,475.7
Acquisition-related deferred revenue[1]	—	5.1	—	—	—	5.1
Net sales before special items	$495.9	$550.0	$350.3	$84.6	$—	$1,480.8

Operating profit (loss) - GAAP	48.2	28.4	63.3	8.7	(29.5)	119.1
Acquisition-related deferred revenue[1]	—	5.1	—	—	—	5.1
Acquisition-related and integration charges	3.2	4.1	—	—	0.2	7.5
Repositioning related charges, net [2]	6.6	13.3	4.7	0.6	—	25.2
Operating profit (loss) before special items	$58.0	$51.0	$68.0	$9.3	$(29.3)	$156.9
Percentage of sales	11.7%	9.4%	19.4%	11.1%		10.6%

For the six months ended June 30, 2019	Fluid Handling	Payment & Merchandising Technologies	Aerospace & Electronics	Engineered Materials	Corporate	Total Company
Net sales	$564.3	$594.8	$399.1	$115.1	$—	$1,673.3

Operating profit (loss) - GAAP	71.4	89.7	94.2	16.9	(35.7)	236.5
Acquisition-related and integration charges	—	1.5	—	—	2.0	3.5
Repositioning related charges, net	4.7	4.8	2.2	—	—	11.7
Operating profit (loss) before special items	$76.1	$96.0	$96.4	$16.9	$(33.7)	$251.7
Percentage of sales	13.5%	16.1%	24.2%	14.7%		15.0%

1 Acquisition-related revenue that would otherwise be recognized but for the purchase accounting treatment of acquisitions.
2 Repositioning related charges in 2020 primarily consist of COVID-19 related severance and, to a lesser extent, acquisition-related repositioning and facility consolidation.
Totals may not sum due to rounding

CRANE CO.
Guidance
(in millions, except per share data)

	2020 Full Year Guidance
SALES GUIDANCE:	Low	High

Sales - GAAP basis	$2,790	$2,915
Acquisition-related deferred revenue[1]	10	10
Sales - non-GAAP basis	$2,800	$2,925

	2020 Full Year Guidance		Q3 Guidance
EARNINGS PER SHARE GUIDANCE:	Low	High	Low	High

Earnings per share - GAAP basis	$2.65	$3.45	$0.62	$0.77
Repositioning and other [2]	0.40	0.40	0.03	0.03
M&A related [3]	0.25	0.25	0.05	0.05
Earnings per Share - non-GAAP basis	$3.30	$4.10	$0.70	$0.85

1 Acquisition-related revenue that would otherwise be recognized but for the purchase accounting treatment of acquisitions.
2 Repositioning related charges primarily consist of COVID-19 related severance and, to a lesser extent, acquisition-related repositioning and facility consolidation.
3 Includes acquisition-related deferred revenue and acquisition-related and integration charges.

	Three Months Ended June 30,		Six Months Ended June 30,		2020 Full Year Guidance
CASH FLOW ITEMS:	2020	2019	2020	2019	Low	High
Cash provided by operating activities before asbestos-related payments	$119.6	$161.1	$95.8	$70.4	$295.0	$345.0
Asbestos-related payments, net of insurance recoveries	(7.5)	(8.2)	(19.2)	(17.9)	(50.0)	(50.0)
Cash provided by operating activities	112.1	152.9	76.6	52.5	245.0	295.0
Less: Capital expenditures	(5.7)	(16.3)	(13.5)	(36.1)	(45.0)	(45.0)
Free cash flow	$106.4	$136.6	$63.1	$16.4	$200.0	$250.0

Totals may not sum due to rounding

Certain non-GAAP measures have been provided to facilitate comparison with the prior year.
The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that non-GAAP financial measures which exclude certain non-recurring items present additional useful comparisons between current results and results in prior operating periods, providing investors with a clearer view of the underlying trends of the business. Management also uses these non-GAAP financial measures in making financial, operating, planning and compensation decisions and in evaluating the Company's performance.

In addition, Free Cash Flow provides supplemental information to assist management and investors in analyzing the Company’s ability to generate liquidity from its operating activities. The measure of Free Cash Flow does not take into consideration certain other non-discretionary cash requirements such as, for example, mandatory principal payments on the Company's long-term debt. Non-GAAP financial measures, which may be inconsistent with similarly captioned measures presented by other companies, should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP.